UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2020

Apollo Endosurgery, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35706	16-1630142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 S. Capital of Texas Highway Building 1, Suite #300 Austin, Texas 78746 (Address of principal executive offices) (Zip Code)
(512) 279-5100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	APEN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):

Emerging growth company    

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

Item 7.01    Regulation FD Disclosure
On August 4, 2020, Apollo Endosurgery, Inc., or the Company, reported its financial results for the second quarter of 2020 and provided a revenue outlook for the third quarter of 2020. At that time, during the earnings conference call, the Company’s management commented on COVID-19 risks and its historical experience of lower procedure volumes in the third quarter especially in its OUS markets. As a result, management indicated that third quarter sales were expected to be higher sequentially compared to the second quarter of 2020, but still below the third quarter of 2019. Sales in the third quarter of 2019 were $11.3 million.
Since then, third quarter 2020 revenue has exceeded those expectations. As a result, the Company expects third quarter 2020 revenue to exceed its third quarter 2019 revenue.
On September 23, 2020, the Company discontinued the employee furlough program previously announced on its Current Report on Form 8-K, filed with the SEC on April 20, 2020. Of the U.S.-based employees originally placed on furlough, 35 employees will not be recalled. The normalized annual compensation costs associated with these positions prior to previously announced compensation reductions due to the COVID-19 pandemic were approximately $5.0 million. Total severance costs in the third quarter of 2020 are expected to be approximately $0.2 million to $0.3 million.
The disclosures set forth in Item 7.01 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section. The information contained herein shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Cautionary Note on Forward-Looking Statements
Certain statements in this report are forward-looking statements, including the Company’s revenue outlook and total severance costs for the third quarter 2020, that are subject to risks and uncertainties that could cause results to be materially different than expectations. In addition, there is uncertainty about the spread of the COVID-19 pandemic and the continued impact it may have on the Company’s operations, the demand for the Company’s products, global supply chains and economic activity in general. Important factors that could cause actual results to differ materially include: the advancement of the Company’s products; development of enhancements to the Company’s existing products and technologies; market acceptance of the Company’s products; the execution of our gross margin improvement projects; and the Company’s ability to support the adoption of its products and broaden its product portfolio as well as other factors detailed in the Company’s periodic reports filed with the Securities and Exchange Commission, or SEC, including its Form 10-K for the year ended December 31, 2019 and its Form 10-Q for the period ending June 30, 2020. Copies of reports filed with the SEC are posted on Apollo’s website and are available from Apollo without charge. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, Apollo disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO ENDOSURGERY, INC.

Dated:	September 28, 2020
		By:	/s/ Todd Newton
		Name:	Todd Newton
		Title:	Chief Executive Officer